EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 82 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated February 27, 2002, which was filed as Exhibit (i) to Post-Effective Amendment No. 81.


                                /s/ James M. Wall
                                James M. Wall, Esq.

April 24, 2002
Boston, Massachusetts